Exhibit 99.1

In Re:		CHAPTER 11 (BUSINESS)

IMAGENETIX, INC.,		CASE NO. ____ 12-16423 MM11
OPERATING REPORT NO. 7
	Debtor(s).	FOR THE MONTH ENDING:
6/30/2013

1. TOTAL RECEIPTS PER ALL PRIOR GENERAL ACCOUNT REPORTS	$743,552.50

2. LESS: TOTAL DISBURSEMENTS PER ALL PRIOR GENERAL
ACCOUNT REPORTS	$658,795.20

3. BEGINNING BALANCE	$84,757.30

4. RECEIPTS DURING CURRENT PERIOD:

ACCOUNTS RECEIVABLE - PRE-FILING	$-
ACCOUNTS RECEIVABLE - POST-FILING	$182,110.12
GENERAL SALES	$-
OTHER (SPECIFY) _Customer deposits on future sales_	$36,810.00
OTHER ** (SPECIFY) _ADP refund _______________	$350.00

TOTAL RECEIPTS THIS PERIOD:	$219,270.12
5. BALANCE:	$304,027.42

6. LESS: TOTAL DISBURSEMENTS DURING CURRENT PERIOD

TRANSFERS TO OTHER DIP ACCOUNTS	$-
DISBURSEMENTS	$152,535.53
TOTAL DISBURSEMENTS THIS PERIOD***:		$152,535.53

7. ENDING BALANCE:		$151,491.89

8. GENERAL ACCOUNT NUMBER xxxxxx8451

DEPOSITORY NAME AND LOCATION	California Bank & Trust, 16796 Bernardo Center Dr.,
San Diego, CA 92128
* All receipts must be deposited into the general account.
** Include receipts from the sale of any real or personal property out of the ordinary course of business; attach an exhibit specifying what was sold, to whom, terms, and date of Court Order or Report of Sale.
*** This amount should be the same as the total from page 2.

IX. BALANCE SHEET
(ACCRUAL BASIS ONLY)
	Current Month End

ASSETS
Current Assets:
Unrestricted Cash	$151,791.89
Restricted Cash
Accounts Receivable	$439,379.38
Inventory	$65,196.96
Notes Receivable
Prepaid Expenses
Other (Itemize)
Total Current Assets		$656,368.23

Property, Plant, and Equipment	$254,873.45
Accumulated Depreciation/Depletion	$(250,509.47)
Net Property, Plan, and Equipment		$4,363.98

Other Assets (Net of Amortization):
Due from Insiders
Other (Itemized) See page 12 disclosure attached	$57,062.90
Total Other Assets		$57,062.90

TOTAL ASSETS		$717,795.11

LIABILITIES
Post-Petition Liabilities:
Accounts Payable	$130,625.34
Taxes Payable
Notes Payable
Professional Fees	$86,029.37
Secured Debt
Other (Itemized) See page 12 disclosure attached	$94,464.44
Total Post-Petition Liabilities		$311,119.15

Pre-Petition Liabilities:
Secured Liabilities	$4,303,134.23
Priority Liabilities	$1,895.00
Unsecured Liabilities	$949,628.01
Other (Itemized) See page 12 disclosure attached	$21,039.60
Total Pre-Petition Liabilities		$5,275,696.84

TOTAL LIABILITIES		$5,586,815.99

EQUITY:
Pre-Petition Owners' Equity	$(5,337,578.31)
Post-Petition Profit/(Loss)	$468,557.43
Direct Charges to Equity

TOTAL EQUITY		$(4,869,020.88)

TOTAL LIABILITIES & EQUITY		$717,795.11

IX. PROFIT AND LOSS STATEMENT
(ACCRUAL BASIS ONLY)
	Current Month	Cumulative Post-Petition
Sales/Revenue:
Gross Sales/Revenue	$323,551.62	$1,526,984.26
Less: Returns/Discounts	(_)	(_)
Net Sales/Revenue	$323,551.62	$1,526,984.26

Cost of Goods Sold:
Beginning Inventory at cost	$74,264.55	$22,488.00
Purchases	$23,408.38	$288,250.71
Less: Ending Inventory at cost	$(65,196.96)	$(65,196.96)
Cost of Goods Sold (COGS)	$32,475.97	$245,541.75

Gross Profit	$291,075.65	$1,281,442.51

Other Operating Income (Itemize)

Operating Expenses:
Payroll - Insiders	$29,321.20	$197,184.20
Payroll - Other Employees	$14,635.92	$96,502.16
Payroll Taxes	$3,305.08	$23,534.88
Other Taxes (Itemize)
Depreciation and Amortization	$1,436.39	$24,594.91
Rent Expense - Real Property	$9,645.40	$57,872.40
Lease Expense - Personal Property
Insurance	$6,018.97	$38,775.03
Real Property Taxes	$800.00	$2,178.97
Telephone and Utilities	$5,224.01	$22,351.85
Repairs and Maintenance
Travel and Entertainment (Itemize) business meals and parking	$341.24	$3,794.29
Miscellaneous Operating Expenses (Itemize) see attached	$9,330.90	$45,452.78
Total Operating Expenses	$(80,059.11)	$(512,241.47)

Net Gain/(Loss) from Operations	$211,016.54	$769,201.04

Non-Operating Income:
Interest Income
Net Gain on Sale of Assets (Itemize)
Other (Itemize)	$-	$42,899.00
Total Non-Operating Income	$-	$42,899.00

Non-Operating Expense:
Interest Expense	$4,476.88	$29,234.72
Legal and Professional (Itemize)	$18,551.35	$314,307.89
Other (Itemize)
Total Non-Operating Expenses	$(23,028.23)	$(343,542.61)

NET INCOME/(LOSS)	$187,988.31	$468,557.43